Exhibit 2
                                                                       ---------


                          SECURITIES PURCHASE AGREEMENT



                                 by and between



                 BENSON A. SELZER, JOSEPH EIGER, JOHN A. SELZER,
                      DUTFORD LIMITED and COPLEX FOUNDATION



                                       and



                                 THE PURCHASERS





                                December 30, 1996








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            THIS SECURITIES PURCHASE AGREEMENT is made this ___ day of December,
1996, by and between the Purchasers listed on the signature pages hereof (the "Purchasers") and Benson A. Selzer ("BAS"), Joseph Eiger ("JE"), John A. Selzer ("JAS") (BAS, JE and JAS are sometimes referred to herein as the "Selzer/Eiger Group"), Dutford Limited, a British Virgin Islands corporation ("Dutford"), and Coplex Foundation, a not-for-profit organization ("Coplex" and, together with Dutford, the "Affiliates").

                           W I T N E S S E T H

            WHEREAS, each of BAS, JAS and the Affiliates own certain equity securities of Family Bargain Corporation, a Delaware corporation (the "Company"), as more fully described herein (collectively, the "Equity Securities").
            WHEREAS, the parties desire for the Purchasers to purchase the Equity Securities in accordance with the terms hereinafter set forth.
            NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, each intending to be legally bound, hereby agree as follows:
            1. Purchase and Sale of Equity Securities. BAS, JAS and the Affiliates hereby agree to sell to the Purchasers, and the Purchasers hereby agree to purchase from BAS, JAS and such Affiliates, the Equity Securities, as set forth in Schedule 1 hereof, BAS, JAS and such Affiliates shall deliver such Equity Securities






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to the Purchasers, free and clear of all liens, security interests, pledges, claims and encumbrances of every kind, nature and description.
            2. Consideration to BAS and JAS and the Affiliates. In consideration of the sale to the Purchasers of the Equity Securities, the Purchasers will deliver on the Closing Date (as defined herein) to BAS, JAS and the Affiliates, by wire transfer, to the bank account or bank accounts designated in writing by BAS, JAS and the Affiliates on Schedule 2, $2,990,000.00 (the "Cash Consideration").
            3. Representations and Warranties by BAS, JE and JAS. As material inducement for the Purchasers to enter into this Agreement, each of BAS and JAS hereby jointly and severally represents and warrants to the Purchasers (for himself only, except that each of BAS, JE and JAS make the representations and warranties in subparagraphs (b) and (c) for himself and each of the Affiliates) as follows:
                  a. That he is not aware of any breaches of representations, warranties or covenants given by either him or the Company in any of the agreements listed on Schedule 3(a) (the "Related Agreements').
                  b. That he and each of the Affiliates has full power and authority to consummate the transactions contemplated by this Agreement; that the Agreement, and to the extent he or any of the Affiliates is a party thereto, the Related Agreements, constitute the valid and binding obligations of him and such Affiliates, enforceable against them in accordance with their respective terms; that neither the execution and delivery of this Agreement and the Related Agreements, nor the consummation of the transactions contemplated herein or therein in the manner herein





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or therein provided, will violate any agreement to which he or any of the
Affiliates is a party or by which he or any of the Affiliates is bound, or any law, order, decree or judgment applicable to him or any of the Affiliates; that any authorization, approval or consent of any third party that is required for the lawful execution, delivery and performance of this Agreement and the Related Agreements by him or the Affiliates has been obtained; and that the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Affiliates.
                  c. That he and each of the Affiliates transfers the Equity Securities attributed to him or it on Schedule 1 attached hereto, free and clear of all liens, security interests and claims and encumbrances of every kind, nature and description, and neither he nor any of the Affiliates owns, claims ownership of or is the beneficial owner, directly or indirectly, of shares of capital stock, or owns or claims ownership or right to any options or other rights to purchase shares of capital stock, of the Company other than those identified on Schedule 1.
            4. Representations and Warranties by the Purchasers. As material inducement for the members of Selzer/Eiger Group and the Affiliates to enter into this Agreement, the Purchasers hereby represent and warrant to the Selzer/Eiger Group and the Affiliates as follows:
                  a. That the Purchasers have full power and authority to consummate the transactions contemplated by this Agreement.





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                  b. That this Agreement and the Related Agreements constitute the legal, valid, and binding obligations of the Purchasers, enforceable against them in accordance with their respective terms.
                  c. That neither the execution and delivery of this Agreement and the Related Agreements, nor the consummation of the transactions contemplated herein or therein in the manner provided herein or therein, respectively, will violate any agreement to which any Purchaser is a party or by which it or any of its property or assets is bound, or any law, order, decree or judgment applicable to any Purchaser, or any provision of their certificate of incorporation or by-laws, and that no authorization, approval or consent of any third party is required for the lawful execution, delivery and performance of this Agreement and the Related Agreements by any Purchaser.
                  d. That the execution, delivery, and performance of this Agreement and the Related Agreements have been duly authorized by all necessary corporate action on the part of each Purchaser.
                  e. That the Purchasers are purchasing the Equity Securities for purposes of investment and not with a view toward the distribution thereof.
            5. Indemnification by the Members of the Selzer/Eiger Group. Each of BAS, JE, JAS and the Affiliates agrees to jointly and severally indemnify and hold harmless the Purchasers from and against any claims, losses, costs (including, without limitation, reasonable legal, witness and expert fees and disbursements and other charges of counsel (collectively "Legal Fees")), expenses, liabilities, damages or expenses arising from or relating to any material misrepresentation or breach of any





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material covenant, warranty or agreement made by him in this Agreement or in any
Related Agreements or in connection with the enforcement of this paragraph.
            6. Indemnification by the Purchasers. The Purchasers hereby agree to indemnify and hold harmless BAS, JE and JAS and the Affiliates from and against any claims, losses, costs (including Legal Fees), expenses, liabilities or damages or expenses (including Legal Fees) arising from or relating to any material misrepresentation or breach of any material covenant, warranty or agreement made by any Purchaser in this Agreement or in any Related Agreements or in connection with the enforcement of this paragraph.
            7. Termination. This Agreement may be terminated by BAS, JAS or any Affiliate or the Purchasers, if the Company Securities Agreement (as defined herein) is terminated.
            8. Cooperation. The Purchasers, on the one hand, and BAS, JE and JAS and the Affiliates, on the other hand, shall, upon the reasonable request of the other and without compensation, cooperate, including testifying in any relevant proceeding, with the other in defending litigation to which any Purchasers or the Selzer/Eiger Group and the Affiliates, as a result of their involvement with any Purchaser, is a party; provided, however, that any party who agrees to so testify shall be reimbursed for their reasonable out-of-pocket expenses, so long as the nature of such expenses is approved in advance by the Purchasers or the Selzer/Eiger Group, as the case may be, and is incurred in connection with such testimony.





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            9.    Deliveries.
                  a. BAS, JAS and Affiliate Deliveries. On the Closing Date, BAS, JAS and the Affiliates have delivered or caused to be delivered to the Purchasers certificates for the Equity Securities, endorsed by the holder thereof in blank or with stock transfer powers executed by the holder thereof in blank attached.
                  b. Purchasers Delivery. On the Closing Date, the Purchasers shall deliver to BAS, JAS and/or the Affiliates the Cash Consideration by wire transfer, in immediately available funds, to such account or accounts as are designated in writing and delivered before the Closing Date to the Purchasers.
            10.   Miscellaneous.
                  a. Indulgences, Etc. Neither the failure nor any delay on the part of any party to execute any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
                  b.    Controlling Law.  THIS AGREEMENT AND ALL
QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT (INCLUDING, WITHOUT LIMITATION, PROVISIONS CONCERNING LIMITATIONS OF ACTIONS),





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SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
NEW YORK.
                  c. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered, or on the next business day when deposited with a reputable overnight courier service, such as Federal Express, for delivery to the intended addressee. All notices shall be addressed as follows:

                        (i)   If to the Purchasers:

                              c/o Three Cities Research, Inc.
                              135 East 57th Street
                              New York, New York 10022
                              Attn.: J. William Uhrig

                              with a copy to:

                              Paul, Weiss, Rifkind, Wharton & Garrison
                              1285 Avenue of the Americas
                              New York, New York 10019
                              Attention: Robert M. Hirsh, Esq.

                        (ii)  If to the Selzer/Eiger Group or any of the
Affiliates:

                              c/o The Selzer/Eiger Group
                              315 East 62nd Street, 6th Floor
                              New York, NY 10021
                              Attn.: John Selzer

                              with a copy to:

                              Baer, Marks & Upham LLP
                              805 Third Avenue
                              New York, NY  10022
                              Attention:  Joel M. Handel, Esq.





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Any person may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this subparagraph for the giving of notice, and such alteration shall become effective upon actual receipt.
                  d. Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns, except that no party may assign or transfer its rights nor delegate its duties under this Agreement without the prior written consent of the other parties hereto.
                  e. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original as against the party whose signature appears thereon, and both of which shall together constitute one and the same instrument. This Agreement shall become binding when one (1) or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties reflected hereon as the signatories.
                  f. Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provisions shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
                  g. Paragraph Headings. The Paragraph and subparagraph headings in this Agreement are for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.





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                  h. Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.
                  i. Number of Days. In computing the number of days for purposes of this Agreement, only business days shall be counted.
                  j. Exhibits and Schedules. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.
                  k. Affiliate. When the term affiliate is used in this Agreement with a lower case "all," such term shall have the meaning ascribed to it in Rule 251 of the Rules and Regulations promulgated pursuant to the Securities Act of 1933, as amended.
                  l. Entire Agreement. This Agreement and the Related Agreements contain the entire understanding among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein and therein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.
                  m. Closing. The closing (the "Closing") with respect to this Agreement shall occur concurrently with the Initial Closing (as defined in the





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Securities Purchase Agreement, dated December 30, 1996 (the "Company Securities
Purchase Agreement"), between the Company and the Purchasers) of the Company Securities Purchase Agreement, at the offices of Baer, Marks & Upham LLP, 805 Third Avenue, New York, New York 10022, or at such other date and such other place as the parties hereto shall agree (the "Closing Date").






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            IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement on the date first above written.

Purchasers:                        THREE CITIES FUND II, L.P.

                                   By: TCR Associates, L.P.,
                                       as General Partner


                                   By: /s/ J. William Uhrig
                                       -----------------------------------
                                       Name: J. William Uhrig
                                       Title: Attorney-In-Fact

                                   THREE CITIES OFFSHORE II C.V.

                                   By:  TCR Associates Offshore, L.P.,
                                          as General Partner


                                   By: /s/ J. William Uhrig
                                       -----------------------------------
                                       Name: J. William Uhrig
                                       Title:  General Partner

                                   TERFIN INTERNATIONAL LTD.


                                   By: /s/ J. William Uhrig
                                       -----------------------------------
                                       Name: J. William Uhrig
                                     Title:  Attorney-In-Fact


Selzer/Eiger Group:                /s/ Benson A. Selzer
                                   ---------------------------------------
                                   BENSON A. SELZER


                                   /s/ Joseph Eiger
                                   ---------------------------------------
                                   JOSEPH EIGER


                                   /s/ John A. Selzer
                                   ---------------------------------------
                                   JOHN A. SELZER






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Affiliates:                        COPLEX CORPORATION

                                        /s/ Benson A. Selzer
                                   By:  /s/ Joel Handel
                                       -----------------------------------
                                        Name:
                                        Title:

                                   Attest:
                                           -------------------------------



                                 DUTFORD LIMITED


                                   By:  /s/ Joel Handel
                                       -----------------------------------
                                        Name:
                                        Title: Attorney-In-Fact


                                   Attest:
                                           -------------------------------






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                               SCHEDULE 1


                            EQUITY SECURITIES



                                                           Cash
Seller                Securities of the Company            Consideration
Benson A. Selzer      342,140 shares of common stock
                      23,225 shares of Series A Preferred  $   1,254,524

John A. Selzer        30,500 shares of Series A Preferred        378,108

Dutford Limited       301,640 shares of common stock             850,369

Coplex Foundation     25,000 shares of common stock
                      35,000 shares of Series A Preferred        506,999
                                                           -------------

                                                           $   2,990,000
                                                           =============




                           OPTIONS TO PURCHASE
                       COMMON STOCK OF THE COMPANY

                             EXERCISE PRICE


                          $1.38             $3.63
                          -----             -----
Benson A. Selzer         163,917           350,000
Joseph Eiger             163,917           350,000
John A. Selzer            75,883           175,000








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                               SCHEDULE 2


                       WIRE TRANSFER INSTRUCTIONS







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                             SCHEDULE 3(a)


                           RELATED AGREEMENTS


1. Separation Agreement, dated December 30, 1996, by and between Benson A. Selzer, Joseph Eiger and John Selzer and Family Bargain Corporation ("FBC").

2. Securities Purchase Agreement, dated December 30, 1996, by and among FBC and the Purchasers listed on Schedule 2.2 thereof.

3. Registration Rights Agreement, dated as of January __, 1997, among FBC, Three Cities Fund II, L.P., Three Cities Offshore II C.V. and Terfin International Ltd.

4. Agreement Not to Compete, dated December 30, 1996, by each of Joseph Eiger, Benson A. Selzer and John A. Selzer for the benefit of FBC.

5. Non-Compete Agreement, dated January ___, 1997, by and between FBC and Benson A. Selzer.

6. Non-Compete Agreement, dated January ___, 1997, by and between FBC and John Selzer.

7. Non-Compete Agreement, dated January ___, 1997, by and between FBC and Joseph Eiger.

8. Side Letter, dated December 30, 1996, by FBC in favor of Benson A. Selzer, Joseph Eiger and John A. Selzer with respect to payment of expenses and cancellation of indebtedness.

9. Side Letter, dated January __, 1997, re Standstill Agreement by Benson A. Selzer, Joseph Eiger, John A. Selzer, Coplex Corporation and Dutford Limited in favor of Purchasers.